EXHIBIT G-2

                            ATLANTA GAS LIGHT COMPANY
                         Consolidated Income Statements
       For the Twelve Months Ended September 30, 1995 (Unaudited) and 1994
                                   (Millions)

                                                  9/30/95          9/30/94
                                             ---------------   ---------------
Operating revenues                           $1,063.0          $1,199.9
Cost of gas                                     571.8             736.8
                                              -------           -------
Operating income                                 76.9             107.6
                                              -------           -------

Other income
    Allowance for funds used during
    construction-equity                           0.2               0.2
    Other income and dedications-net              1.9               5.0
    Income Taxes                                 (0.7)             (2.0)
                                               -------           -------
                                                  1.4               3.2
             Total                             -------           -------

Income before interest charges                   78.3             110.8
Interest charges                               -------           -------

    Interest on long-term debt                   42.7              43.2
    Allowance for funds used during
    construction-debt                            (0.3)             (0.2)
    Other interest                                5.1               4.6
                                               -------           -------
             Total                               47.5              47.6
                                               -------           -------
Net income                                       30.8              63.2
Dividends on preferred stock                      4.4               4.5
                                               -------           -------
Earnings applicable to common stock             $26.4             $58.7
                                               -------           -------

                            ATLANTA GAS LIGHT COMPANY
                         Consolidated Income Statements
           For the Twelve Months Ended September 30, 1995 (Unaudited)
                                   (Millions)

Operating revenues                                          $1,063.0
Cost of gas                                                    571.8
                                                             -------
Operating Margin                                               491.2
                                                             -------

    Other Operating Expenses                                   213.5
    Restructuring Costs                                         70.3
             Maintenance                                        30.4
             Depreciation of plant other than
             transportation equipment                           58.5
    Income taxes                                                16.0
    Taxes other than income taxes                               25.6
                                                             -------
             Total other operating expenses                    414.3
                                                             -------
Operating income                                                76.9
                                                             -------

    Other income
    Allowance for funds used during construction-equity          0.2
    Other income deductions-net                                  1.9
    Income Taxes                                                (0.7)
                                                              -------
             Total                                               1.4
                                                              -------
Income before interest charges                                  78.3
                                                              -------
Interest charges
    Interest on long-term debt                                  42.7
    Allowance for funds used during construction-debt           (0.3)
    Other interest                                               5.1
                                                              -------
             Total                                              47.5
                                                              -------

Net Income                                                      30.8
Dividends on preferred stock                                     4.4
                                                              -------
Earnings applicable to common stock                            $26.4
                                                              -------

                   ATLANTA GAS LIGHT COMPANY AND SUBSIDIARIES
    CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1995 (UNAUDITED) AND 1994
                                   (MILLIONS)

                                                   SEPTEMBER       SEPTEMBER
                                                     1995             1994
                                                --------------  -------------
Balance Sheet
--------------
Assets
Property
    Utility plant                               $1,969.8        $1,881.4
             Less accumulated depreciation         583.3           553.6
             Less contributions in aid of
             construction                           49.9            48.2
                                                 -------         -------
             Utility plant-net                   1,336.6         1,279.6
                                                 -------         -------
Non-utility property and investments                46.3            17.8
                                                 -------         -------
Current assets
    Cash                                             3.7             3.3
    Temporary cash investments                       ---             ---
    Receivables-net                                 69.3            79.3
    Inventories
             Natural gas stored underground        111.2           144.5
             Liquefied natural gas                  14.3            17.8
             Liquefied petroleum gas                 1.8             3.6
             Materials and supplies                  7.8             9.1
             Merchandise                             1.0             4.4
Other                                               10.9             9.1
                                                 -------         -------
    Total current assets                           220.0           271.1
                                                 -------         -------
Deferred debits
    Unrecovered environmental response costs        34.9            30.5
    Unrecovered integrated resource plan costs       9.9            11.4
    Prepaid pension costs                                            7.1
    Unrecovered postretirement benefits costs        7.2             3.6
    Unamortized cost to repurchase long-term
    debt                                             4.9             6.3
    Other                                           14.8            15.5
                                                  -------         -------
             Total deferred debits                  71.7            74.4
                                                  -------         -------
             Total                              $1,674.6        $1,642.9
                                                ----------      ----------
                                                ----------      ----------
Capitalization and liabilities
Capitalization
    Common stock                                  $137.3          $127.1
    Premium on capital stock                       297.7           241.3
    Earnings reinvested                            122.3           150.1
                                                  -------         -------
             Total common stock equity             557.3           518.5
    Preferred stock
             Redeemable                             55.5            55.5
             Non-redeemable                          3.0             3.0
    Long-term debt                                 554.5           554.5
                                                 -------         -------
                                                   613.0           613.0
                                                 -------         -------
             Total capitalization                1,170.3         1,131.5
                                                 -------         -------
Current liabilities
    Redemption requirements on preferred stock       0.3             0.3
    Long-term debt due within one year               ---            15.0
    Short-term debt                                 51.0            95.4
    Accounts payable                                72.3            57.6
    Take-or-pay charges payable                      8.0             --
    Customer Deposits                               29.5            26.8
    Interest                                        25.4            24.9
    Other accrued liabilities                       11.9            20.6
    Suppliers refunds                                3.4             1.4
    Deferred purchased gas adjustment                6.3            20.1
    Other                                           22.8            20.2
                                                  -------         -------
             Total current liabilities             230.9           282.3
                                                  -------         -------
Long-term liabilities
    Environmental response costs                    28.6            24.3
    Accrued pension costs                           10.3             --
                                                    30.1             3.6
    Accrued postretirement benefits costs        -------         -------
             Total long-term liabilities            69.0            27.9
                                                 -------         -------
Deferred credits
    Federal investment tax credit                   30.3            32.2
    Regulatory tax liability                        23.3            26.7
    Other                                           12.0            7.7
                                                  -------         -------
             Total deferred credits                 65.6            66.6
                                                  -------         -------
Accumulated deferred income taxes                  138.8           134.6
                                                  -------         -------
             Total                              $1,674.6        $1,642.9
                                                ----------      ----------
                                                ----------      ----------

                   ATLANTA GAS LIGHT COMPANY AND SUBSIDIARIES
         CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1995 (UNAUDITED)
                                   (MILLIONS)

                                                                 SEPTEMBER
                                                                    1995
                                                            -----------------

Balance Sheet
--------------
Assets
Property
    Utility plant                                           $1,969.8
             Less accumulated depreciation                     583.3
             Less contributions in aid of construction          49.9
                                                             -------
               Utility plant-net                             1,336.6
                                                             -------
Non-utility property and investments                            46.3
                                                             -------
Current assets
    Cash                                                         3.7
    Temporary cash investments                                    --
    Receivables-net                                             69.3
    Inventories
             Natural gas stored underground                    111.2
             Liquefied natural gas                              14.3
             Liquefied petroleum gas                             1.8
             Materials and supplies                              7.8
             Merchandise                                         1.0
Other                                                           10.9
                                                             -------
    Total current assets                                       220.0
                                                             -------
Deferred debits
    Unrecovered environmental response costs                    34.9
    Unrecovered integrated resource plan costs                   9.9
    Prepaid pension costs
    Unrecovered postretirement benefits costs                    7.2
    Unamortized cost to repurchase long-term debt                4.9
    Other                                                       14.8
                                                             -------
             Total deferred debits                              71.7
                                                             -------
             Total                                          $1,674.6
                                                            ----------
Capitalization and liabilities
Capitalization
    Common stock                                              $137.3
    Premium on capital stock                                   297.7
    Earnings reinvested                                        122.3
                                                             -------
             Total common stock equity                         557.3
    Preferred stock
             Redeemable                                         55.5
             Non-redeemable                                      3.0

    Long-term debt                                             554.5
                                                             -------
                                                               613.0
                                                             -------
             Total capitalization                            1,170.3
                                                             -------
Current liabilities
    Redemption requirements on preferred stock                   0.3
    Long-term debt due within one year                            --
    Short-term debt                                             51.0
    Accounts payable                                            72.3
    Take-or-pay charges payable                                  8.0
    Customer Deposits                                           29.5
    Interest                                                    25.4
    Other accrued liabilities                                   11.9
    Suppliers refunds                                            3.4
    Deferred purchased gas adjustment                            6.3
    Other                                                       22.8
                                                             -------
             Total current liabilities                         230.9
                                                             -------
Long-term liabilities
    Environmental response costs                                28.6
    Accrued pension costs                                       10.3
    Accrued postretirement benefits costs                       30.1
                                                             -------

             Total long-term liabilities                        69.0
                                                             -------
Deferred credits
    Federal investment tax credit                               30.3
    Regulatory tax liability                                    23.3
    Other                                                       12.0
                                                             -------
             Total deferred credits                             65.6
                                                             -------
Accumulated deferred income taxes                              138.8
                                                             -------
             Total                                          $1,674.6
                                                             -------

                   ATLANTA GAS LIGHT COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                              (MILLIONS OF DOLLARS)

                                                               Twelve Months
                                                                    1995
                                                            -----------------
Cash flows from operating activities
    Net income                                              $30.8
    Adjustments to reconcile net income to net cash flow
    from operating activities
             Non-Cash Restructuring Costs                    52.9
             Depreciation and amortization                   62.5
             Deferred income taxes                            4.2
             Other                                            3.8
                                                           -------
                                                            154.2
             Changes in assets and liabilities
              Accounts receivable                            10.0
              Inventories                                    43.3
              Deferred purchased gas adjustment             (13.8)
              Accounts payable                               14.7
              Other - net                                     1.6
                                                           -------
                Net cash flow from operating activities     210.0
                                                           -------
Cash flows from financing activities
    Short-term borrowings, net                              (44.4)
    Redemptions, purchase fund and sinking fund
    requirements of preferred stock and long-term debt      (15.0)
    Sale of common stock, net of expenses                    50.4
    Common stock dividends                                  (44.3)
    Preferred stock dividends                                (4.4)
                                                            -------
             Net cash flow from financing activities        (57.7)
                                                            -------
Cash flows from investing activities
    Utility plant expenditures                             (120.8)
    Non-utility capital expenditures                         (0.4)
    Purchase of Sonat                                       (32.6)
    Cost of removal, net of salvage                           1.9
                                                           -------
             Net cash flow from investing activities       (151.9)
                                                           -------
             Net increase in cash and cash equivalents        0.4
             Cash and cash equivalents at beginning of        3.3
             period                                         -------
             Cash and cash equivalents at end of period      $3.7
                                                            -------
Cash paid during the period for
    Interest                                                $48.4
    Income taxes                                            $28.6
                   ATLANTA GAS LIGHT COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED) AND 1994
                              (MILLIONS OF DOLLARS)
                                                               Twelve Months
                                                            ----------------
                                                              1995       1994
                                                            -------   -------
Cash flows from operating activities
    Net income                                              $30.8     $63.2
    Adjustments to reconcile net income to net cash flow
    from operating activities
             Non-Cash Restructuring Costs                    52.9
             Depreciation and amortization                   62.5      59.2
             Deferred income taxes                            4.2      13.6
             Other                                            3.8       6.3
                                                            -------   -------
                                                            154.2     142.3
             Changes in assets and liabilities
              Accounts receivable                            10.0       8.7
              Inventories                                    43.3     (38.5)
              Deferred purchased gas adjustment             (13.8)     20.8
              Accounts payable                               14.7      (6.0)
              Other - net                                     1.6       5.4
                                                            -------   -------
                Net cash flow from operating activities     210.0     132.7
                                                            -------   -------
Cash flows from financing activities
    Short-term borrowings, net                              (44.4)    (36.0)
    Redemptions, purchase fund and sinking fund
             requirements of preferred stock and
             long-term debt                                 (15.0)   (125.7)
    Sale of common stock, net of expenses                    50.4       2.4
    Sale of long-term debt                                    0.0     194.5
    Common stock dividends                                  (44.3)    (42.9)
    Preferred stock dividends                                (4.4)     (4.5)
                                                            -------   -------
             Net cash flow from financing activities        (57.7)    (12.2)
                                                            -------   -------
Cash flows from investing activities
    Utility plant expenditures                             (120.8)   (122.0)
    Non-utility capital expenditures                         (0.4)     (0.1)
    Investment in joint-venture                             (32.6)
    Cost of removal, net of salvage                           1.9       1.6
                                                            -------   -------
             Net cash flow from investing activities       (151.9)   (120.5)
                                                            -------   -------
             Net increase in cash and cash equivalents        0.4       0.0
             Cash and cash equivalents at beginning of        3.3       3.3
             period                                         -------   -------
             Cash and cash equivalents at end of period      $3.7      $3.3
                                                            -------   -------
Cash paid during the period for
    Interest                                                $48.4     $51.1
    Income taxes                                            $28.6     $18.0